As filed with the Securities and Exchange Commission on January 31, 2025

Registration No. 333-283819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGOUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-1318953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3590 North First Street, Suite 210

San Jose, California 95134

(408) 963-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mallorie Burak

Chief Executive Officer and Chief Financial Officer

3590 North First Street, Suite 210

San Jose, California 95134

(408) 963-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Dedyo

Ned A. Prusse
Perkins Coie LLP

505 Howard Street, Suite 1000
San Francisco, California 94105
(415) 344-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8 (a), may determine.

Pursuant to Rule 415(a)(6), the registrant is registering on this registration statement $65,940,000 of unsold securities which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously registered by the registrant’s registration statement on Form S-3 (File No. 261087), which was filed with the SEC on November 15, 2021 and declared effective on December 16, 2021 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such portion of the Unsold Securities was $6,112.64. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to such portion of the Unsold Securities is being carried forward to this registration statement and will continue to be applied to such portion of the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of the Unsold Securities being carried forward to this registration statement pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the amount of Unsold Securities included on this registration statement.

EXPLANATORY NOTE

The registrant is filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-283819), initially filed with the Securities and Exchange Commission on December 13, 2024 (the “Registration Statement”), solely for the purpose of (i) reducing the amount of the Unsold Securities covered by the Prior Registration Statement to be included on the Registration Statement pursuant to Rule 415(a)(6) by $14,060,000 to $65,940,000, as indicated in Exhibit 107 to this Pre-Effective Amendment No. 1; (ii) adding $14,060,000 of new securities to be included on the Registration Statement, as indicated in Exhibit 107 to this Pre-Effective Amendment No. 1; and (iii) filing an updated consent of Marcum LLP, the registrant’s former independent registered public accounting firm. Accordingly, this Pre-Effective Amendment No. 1 consists solely of this explanatory note, Part II of the Registration Statement, the signatures and the exhibit index, and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The registrant’s estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC registration fee (1)		$2,152.59
FINRA fee		*
Nasdaq listing fee		*
Printing and engraving		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous expenses		*
Total	$	*

(1)	Excludes $6,112.64 relating to the registration fee previously paid in respect of the Unsold Securities being carried forward to this registration statement.

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Under Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification.

The registrant’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); and
•	any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the registrant’s bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant, subject to very limited exceptions;
•	the registrant may indemnify its other employees and agents as set forth in the DGCL against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant;
•	the registrant is required to advance expenses to its directors, executive officers. employees and other agents, incurred in defending any action or proceeding for which indemnification is required or permitted as described above to the fullest extent permitted by the DGCL, subject to certain additional requirements; and
•	the rights to indemnification conferred in the bylaws are not exclusive.

The registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements require the registrant to indemnify these individuals to the fullest extent not prohibited by Delaware law against liabilities that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description	Form	File No.	Filing Date	Exhibit

1.1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Certificate of Incorporation, as amended	10-Q	001-36379	8/10/2020	3.1

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation	8-K	001-36379	8/15/2023	3.1

3.3	Amended and Restated Bylaws	S-1/A	333-193522	3/13/2014	3.2

4.1	Form of Common Stock Certificate	S-1/A	333-193522	3/21/2014	4.1

4.2*	Form of Preferred Stock Certificate

4.3	Form of Indenture	S-3	333-283819	12/13/2024	4.3

4.4*	Form of Note

4.5*	Form of Warrant Certificate

4.6*	Form of Warrant Agreement

4.7*	Form of Unit Certificate

4.8*	Form of Unit Agreement

5.1	Opinion of Perkins Coie LLP	S-3	333-283819	12/13/2024	5.1

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)	S-3	333-283819	12/13/2024	23.1

23.2†	Consent of Marcum LLP

24.1	Power of Attorney (included on the signature page hereto)	S-3	333-283819	12/13/2024	24.1

25.1**	Form T-1 Statement of Eligibility of Trustee for the Indenture under the Trust Indenture Act of 1939

107†	Filing Fee Table

†	Filed herewith.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act and incorporated herein by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(l)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 31, 2025.

Energous Corporation

By:	/s/ Mallorie Burak
Mallorie Burak
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

	Signature	Title	Date

	/s/ Mallorie Burak	Chief Executive Officer, Chief	January 31, 2025
	Mallorie Burak	Financial Officer, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

	*	Chair of the Board of Directors	January 31, 2025
David Roberson

	*	Director	January 31, 2025
J. Michael Dodson

	*	Director	January 31, 2025
Rahul Patel

* By:	/s/ Mallorie Burak
Mallorie Burak
Attorney-in-fact